Exhibit 99.1

             Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
American Campus Communities, Inc.

We have audited the statement of revenues and certain expenses of the Exchange at Gainesville (the "Property"), located in Gainesville, Florida, for the year ended December 31, 2004. The financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Property's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in Form 8-K/A of American Campus Communities, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Exchange at Gainesville as described in Note 1 for the year ended December 31, 2004 in conformity with United States generally accepted accounting principles.


                                                          /s/ Ernst & Young, LLP
Austin, TX
May 20, 2005